UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 25, 2006
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2006, Synthetech, Inc. entered into a Consulting Agreement with M. "Sreeni" Sreenivasan, Synthetech's current Chief Executive Officer, dated effective November 1, 2006 pursuant to which Mr. Sreenivasan will begin serving as a consultant to Synthetech immediately following his previously announced retirement on October 31, 2006. The Consulting Agreement has a 12-month term unless terminated upon 3-months prior written notice by either party, and may be extended or renewed.

Under the terms of the Consulting Agreement, Mr. Sreenivasan will provide twelve days of services per quarter and Synthetech will pay Mr. Sreenivasan $5,000 per month for up to four days of services, plus, if additional days of services are approved in advance by Synthetech's Chairman, an additional $1,250 for each additional day of services provided during the month. If Synthetech terminates the Consulting Agreement after the initial 12-month term, Synthetech must pay Mr. Sreenivasan the remaining amounts accrued under the Consulting Agreement no later than January 31, 2008. Mr. Sreenivasan is eligible for additional quarterly incentive compensation payments at the discretion of Synthetech's Compensation Committee of the Board of Directors. Mr. Sreenivasan will be reimbursed for travel expenses up to approved limits.

A copy of the Consulting Agreement is filed as an exhibit to this Form 8-K and is incorporated into this Item 1.01 by this reference.

On October 26, 2006, Synthetech's Compensation Committee approved an initial base salary of $150,000 for Dr. Daniel T. Fagan, who as previously announced will replace Mr. Sreenivasan as Synthetech's Chief Executive Officer effective November 1, 2006. In addition to his base salary, Dr. Fagan will be eligible to receive an annual performance bonus and awards under Synthetech's equity incentive plan as approved by Synthetech's Compensation Committee in its discretion. The Compensation Committee intends to grant Dr. Fagan options to purchase 50,000 shares under Synthetech's 2005 Equity Incentive Plan on the date he commences employment as Chief Executive Officer with an exercise price per share equal to the fair market value of Synthetech's common stock on that date and pursuant to the terms and conditions of Synthetech's standard stock option agreement for executive officers. Dr. Fagan will also be eligible to participate in Synthetech's other employee benefits plans and to receive other benefits generally available to Synthetech's officers and employees. Dr. Fagan has no written employment or compensation agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously announced, upon the retirement of Synthetech's current Chief Executive Officer, M. "Sreeni" Sreenivasan, on October 31, 2006, Dr. Daniel T. Fagan, Chairman of Synthetech's Board of Directors will become Synthetech's Chief Executive Officer.

Dr. Fagan, age 54, has served as a Synthetech director since 2001 and was appointed Chair of the Board in 2005 and the sole member of the Strategic Development Committee in February 2006. From January 1, 2004, until September 30, 2006, Dr. Fagan served as President and CEO and a director of PepTx, Inc., a biopharmaceutical company that is developing peptide based oncology therapeutics. Dr. Fagan will continue to serve as a Director of PepTx, Inc. From July 2001 through 2003, Dr. Fagan was President of ProGen Biologics LLC, a private biopharmaceutical company that develops healthcare solutions for people suffering from autoimmune diseases. In addition, Dr. Fagan has also been a consultant to the biopharmaceutical industry since November 2000. From 1992 to 2000, Dr. Fagan was employed as the General Manager of Peptides by Mallinckrodt, Inc., a subsidiary of Tyco International that manufactures bulk pharmaceuticals. From 1978 to 1991, he was employed in various capacities, including President from 1987 to 1991, of Sigma Chemical, a subsidiary of Sigma Aldrich Corporation that manufactures fine chemicals. Dr. Fagan holds a B.A. in Chemistry from Otterbein College and a Ph.D. in Chemistry from Case Western Reserve University.

The information regarding Dr. Fagan's compensation arrangement set forth in Item 1.01 of this report is incorporated into this Item 5.02 by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

ExhibitNo.	Description
10.1	Consulting Agreement dated as of October 25, 2006 between Synthetech, Inc. and M. "Sreeni" Sreenivasan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 31, 2006

	By:	/s/ Gary Weber
Gary Weber
Vice President Finance and Administration,
Chief Financial Officer, Secretary and
Treasurer